LOAN AND SECURITY AGREEMENT



          THIS LOAN AND SECURITY AGREEMENT, dated as of July 19, 1995, is entered into between CAPITAL FACTORS, INC., a Florida corporation ("Capital"), and PERFORMANCE FUNDING CORP., an Arizona corporation ("Borrower").

          The parties agree as follows:

          1. DEFINITIONS

                           In addition to the defined terms contained in the
first paragraph above, as used herein, the following terms shall have the following definitions:

               1.1 The term "Accounts" means all presently existing and hereafter arising accounts, instruments, notes, drafts, chattel paper and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower.

               1.2 The term "this Agreement" means this Loan and Security Agreement, any concurrent or subsequent riders or exhibits to this Loan and Security Agreement, and any extensions, supplements, amendments or modifications to or in connection with this Loan and Security Agreement and/or to any such riders or exhibits.

               1.3 The term "Borrower's Books" means all of Borrower's books and records including, but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets and liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

               1.4 The term "Borrowing Base Certificate" means the certificate, substantially in the form of Exhibit 1.4, with appropriate insertions, to be submitted to Capital by Borrower pursuant to this Agreement and certified as true and correct by the Chief Executive Officer or the Chief Financial Officer of Borrower or such other employee or agent of Borrower who may have specific knowledge of the matters set forth therein.

               1.5 The term "Business Day" means any day other than a Saturday, Sunday or holiday on which banks in the State of California are authorized by law to close.
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               1.6 The term "Capital  Expenses" means all of the following:  (i)
costs or expenses (including, without limitation, taxes and insurance premiums) required to be paid by Borrower under this Agreement or any of the other Loan Documents which are paid or advanced by Capital; (ii) filing, recording, publication and search fees paid or incurred by Capital; and (iii) costs, fees (including reasonable attorneys' and paralegals' fees) and expenses incurred by or charged to Capital: (a) to audit the Collateral; (b) to correct any default or enforce any provision of this Agreement or any of the other Loan Documents
whether  or  not  litigation  is  commenced;   (c)  in  gaining  possession  of,
maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (d) in the event that the Security Documents are being foreclosed, in collecting the Contracts, with or without suit, or gaining possession of, maintaining, storing, selling, or preparing for sale and advertising to sell the Property; and (e) in structuring, drafting, reviewing, amending, defending or concerning this Agreement or any of the other Loan Documents.

               1.7 The term "the Code" means the California Uniform Commercial Code, and any and all terms used in this Agreement which are not defined herein but which are defined in the Code shall be construed under this Agreement in accordance with the definition ascribed to such terms under the Code.

               1.8 The term "Collateral" means all of the following:

                    A. The Accounts;

                    B. The Contracts and all of Borrower's rights and benefits under the Contracts, including, but not limited to, Borrower's right to receive payment in full of the indebtedness owing to Borrower thereunder, whether now or hereafter existing, together with any and all guarantees and/or security therefor, as well as all of Borrower's Books relating thereto;

                    C. The Security Documents, together with any and all of Borrower's rights in and to the Property covered thereby and in and to any policies of insurance relative to such Property;

                    D. The Equipment;

                    E. The General Intangibles;

                    F. Any money, deposit accounts or other assets of Borrower in which Capital receives a security interest or which hereafter come into the possession, custody or control of Capital; and

                    G. The proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral, or any portion thereof, and any and all accounts,

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equipment,  General  Intangibles,  inventory,  money,  deposit accounts or other tangible and intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

               1.9 The term "Contract Debtor" means each person or entity which is obligated to Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

               1.10 The term "Contract(s)" means all of Borrower's right, title and interest in and to each presently existing and hereafter arising agreement to purchase accounts, factoring agreement, loan agreement, contract right, instrument, note, chattel paper, and any other agreement creating or evidencing obligations owing to Borrower, all rights of Borrower to receive payment pursuant to the terms of each of the foregoing, together with all guarantees and other rights of Borrower obtained in connection therewith, and any collateral therefor.

               1.11 The term "Daily Balance" means the amount determined by taking the amount of the Obligations owed at the beginning of a given day, adding any new Obligations advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid on that date under the provisions of this Agreement.

               1.12 The term "Eligible Contract(s)" means each of those Contracts which satisfy all of the following conditions: (i) pursuant to which Borrower has loaned or advanced monies to a Contract Debtor, (ii) which, along with all loans, advances and collateral therefor, have been validly assigned to Capital, (iii) which strictly comply with all of Borrower's warranties and representations to Capital contained herein; (iv) with respect to which the Contract Debtor is not more than sixty (60) days delinquent in the making of any scheduled payment thereunder; (v) are not subject to any defense, counterclaim, offset, discount or allowance; (vi) the outstanding advances made by Borrower under such Contract do not exceed more than thirty five percent (35%) of Borrower's Tangible Effective Net Worth; and (vii) not more than twenty five percent (25%) of the outstanding accounts assigned to Borrower under such Contract are subject to a dispute by the account debtors thereunder.

               1.13 The term "Eligible Underlying Collateral" means, with respect to each Eligible Contract, those accounts owing to a Contract Debtor which have been validly assigned to Borrower pursuant to the Contract, contain payment terms of net sixty (60) days, or less, from the date of the invoice, are not past due more than ninety (90) days from the date of the invoice, and strictly comply with all of the Contract Debtor's warranties and representations to Borrower contained in the Contracts and Security Documents; but excluding the following: (i) accounts which remain unpaid in whole or in part more than ninety
(90) days following the date of the invoice corresponding to such account; (ii) accounts

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with respect to which the goods are placed on  consignment,  guaranteed  sale or other terms by reason of which the payment by the customer  may be  conditional;
(iii) accounts with respect to which the customer is not a resident of the United States; (iv) accounts as to which the account debtor has disputed its obligation to make payment thereof; (v) accounts with respect to which the customer is the United States or any department, agency or instrumentality of the United States; (vi) accounts with respect to which the customer is a subsidiary of, related to, affiliated with, or has common shareholders, officers or directors with the Contract Debtor; (vii) accounts with respect to which the Contract Debtor is or may become liable to the customer for goods sold or services rendered by the customer to the Contract Debtor; (viii) with respect to any given Contract Debtor, that portion of the accounts owed by a customer which exceed forty percent (40%) of all Eligible Underlying Collateral owing to that Contract Debtor; (ix) all of the accounts owed by a customer of a Contract Debtor where twenty-five percent (25%) or more of all of the accounts owed by that customer are past due more than sixty (60) days from the date of the invoice; and (x) all accounts owed to a Contract Debtor by a customer that is the subject of an Insolvency Proceeding.

               1.14 The term "Equipment" means all of Borrower's present and hereafter acquired machinery, computers, equipment, furniture, furnishings, fixtures, motor vehicles, tools, goods and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located.

               1.15 The term "Event of Default" means the occurrence of any one of the events set forth in Section 9.

               1.16 The term  "Facility Fee" shall have the meaning set forth in
Section 2.9B.

               1.17 The term "General Intangibles" means all of Borrower's present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of Borrower (including, without limitation, any and all choses or things in action, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than goods and accounts, as well as Borrower's Books relating to any of the foregoing.

               1.18 The term "Guaranties" means the following general continuing guaranties:

                    A. That certain General Continuing Guaranty, of even date herewith, executed by Joseph Hrudka in favor of Capital with respect to the present and future Obligations.

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                    B. That certain General  Continuing  Guaranty,  of even date herewith, executed by PII in favor of Capital with respect to the present and future Obligations.

               1.19 The term "Initial  Term" shall have the meaning set forth in
Section 3.1A.

               1.20  The  term  "Insolvency  Proceeding"  means  any  proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with its creditors.

               1.21 The term "Judicial Officer or Assignee" means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

               1.22 The term "Loan Documents" means collectively this Agreement and any other agreements entered into between Borrower and Capital in connection with this Agreement.

               1.23 The term "Maximum Credit Line" means Two Million and 00/100 Dollars ($2,000,000.00).

               1.24 The term "Obligations" means any and all loans, advances, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Capital to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Capital of any kind and description (whether advanced pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other instrument, or by any other agreement between Capital and Borrower and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which Capital may have obtained by assignment or otherwise, and further including, without limitation, all interest not paid when due and all Capital Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

               1.25 The term "Over  Advance" shall have the meaning set forth in
Section 2.2.

               1.26 The term "PII" means Performance Industries, Inc., an Arizona corporation.

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               1.27 The term  "Potential  Event of Default" means an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement.

               1.28 The term "Prime Rate" means the variable rate of interest, per annum, most recently announced by the Reference Bank as its "prime rate," with the understanding that the Reference Bank's "prime rate" is one of its index rates and merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which the Reference Bank calculates interest or extends credit.

               1.29 The term "Property" means all of the personal and real property collateral described in the Security Documents.

               1.30 The term "Reference Bank" means Citibank, N.A., and if at any time during the term of this Agreement such bank shall no longer publish a prime rate of interest or shall otherwise cease to exist, Capital shall be entitled to designate as the "Reference Bank" any bank whose prime rate of interest is published from time to time in the Wall Street Journal.

               1.31 The term "Renewal  Term" shall have the meaning set forth in
Section 3.1.

               1.32  The  term   "Security   Document(s)"   means  all  security
agreements, chattel mortgages, leases, deeds of trust, mortgages, or other security instruments or agreements of every type and nature securing the obligations of a Contract Debtor under a Contract.

               1.33 The term "Tangible Effective Net Worth" means net worth as determined in accordance with generally accepted accounting principles consistently applied, increased by debt subordinated to Capital and decreased by the following: patents, licenses, leasehold improvements, goodwill, subscription lists, organization expenses, monies due from affiliates (including officers, directors and shareholders), security deposits, and prepaid costs and expenses.

               1.34  "Unused  Line  Fee"  shall  have the  meaning  set forth in
Section 2.9A.

               1.35 Other Definitional Provisions. References to "Sections", "subsections", and "Exhibits" shall be to Sections, subsections, and Exhibits, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to

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
include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to any person includes their respective permitted successors and assigns or people succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

          2. LOANS AND TERMS OF PAYMENT

               2.1 Credit  Facility.  Subject  to the  provisions  contained  in
Section 2.4, upon the request of Borrower, made at any time and from time to time during the term of this Agreement, and so long as no Event of Default or Potential Event of Default has occurred, Capital shall lend to Borrower with respect to each Eligible Contract the lesser of: (i) eighty percent (80%) of the aggregate amount of all advances made by Borrower pursuant to such Eligible
Contract; or (ii) sixty five percent (65%) of the amount of the Eligible Underlying Collateral assigned by the Contract Debtor to Borrower pursuant to such Eligible Contract; provided, however, that in no event shall Capital be obligated to make advances to Borrower under this Section 2.1 whenever the aggregate amount of the outstanding advances made pursuant to this Section 2.1, or the amount that would be outstanding if Capital made a requested advance, exceeds, at any one time, the Maximum Credit Limit.

               2.2 Over  Advances.  All of the advances made pursuant to Section
2.1 shall be added to and deemed part of the Obligations when made. If, at any time and for any reason, the aggregate amount of advances made pursuant to
Section 2.1 exceeds the above percentage or dollar limitations, or if all of Borrower's Obligations, at any time and for any reason, exceed the Maximum Credit Limit (an "Over Advance"), then Borrower, upon Capital's election and demand, shall immediately pay to Capital, in cash, the amount of such excess.

               2.3 Authorizations. Capital is hereby authorized to make the loan and the extensions of credit provided for in this Agreement based upon telephonic or other instructions received from any one of the authorized personnel of Borrower identified on Exhibit 2.3, or, at the discretion of Capital, if such extensions of credit are necessary to satisfy any Obligations of Borrower to Capital. Although Capital shall make a reasonable effort to determine the person's identity, Capital shall not be responsible for determining the exact identity of the person calling and Capital may act on the instructions of anyone it perceives to be one of the authorized personnel.

               2.4 Borrowing Base Certificate and Required Documentation.

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                    A.  Concurrent  with  the  execution  of this  Agreement  by
Borrower and with the request for each advance pursuant to Section 2.1, and, in any event on the fifteenth (15th) day of each month during the term of this Agreement, Borrower shall deliver to Capital a fully completed Borrowing Base Certificate certified by Chief Executive Officer of Borrower, the Chief Financial Officer of Borrower or such other employee or agent of Borrower who may have specific knowledge of the matters set forth therein as being true and correct as of the date thereof and certifying that to the best of such officer's, employee's or agent's knowledge, after reasonable inquiry, Borrower is in full compliance with all of the terms and conditions of this Agreement and that no Event of Default or Potential Event of Default currently exists under this Agreement. If Borrower fails to deliver to Capital the Borrowing Base Certificate on the date when due, then notwithstanding any of the provisions contained in Section 2.1, Capital shall have no obligation to make any advances to Borrower until such item is delivered to Capital.

                    B. Prior to the Borrower's request pursuant to Section 2.1 for the first advance to be made in connection with a Contract Debtor, Borrower shall deliver to and/or insure that Capital has each of the following documents, in form and content satisfactory to Capital and its counsel:

                         (1) A true and correct copy of any credit  application,
financial statements, and other documents and information normally obtained by Borrower and supplied by each of the Contract Debtors;

                         (2) A true and correct copy of the Contract executed by
the Contract Debtor;

                         (3)  A  true  and   correct   copy  of  the   financing
statement(s) (Form UCC-1) executed by the Contract Debtor, together with a UCC-2 assignment thereof executed by Borrower as secured party and reflecting Capital as the assignee of secured party;

                         (4) A copy of the UCC and tax lien search  conducted by
Borrower with respect to the Contract Debtor, and all other documents that Capital may reasonably request, in form satisfactory to Capital, to perfect and maintain perfected Capital's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement.

                    C. As a condition for each subsequent advance requested by Borrower pursuant to Section 2.1 in connection with a Contract Debtor, Borrower shall deliver to and/or insure that Capital has a true and correct copy of each schedule of Eligible Underlying Collateral assigned by the Contract Debtor to Borrower, along with a copy of each invoice assigned to Borrower, a copy of proofs of delivery or signed acknowledgments of service executed by

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the customer of such Contract Debtor and any other information which Capital may require, each in form and content satisfactory to Capital. In addition, Borrower shall immediately deliver to Capital any documentation or information which is supplemental or an update of the items listed in Section 2.4B.

                    D. Immediately after each advance has been made by Borrower to a Contract Debtor, and in any event not more that one (1) Business Day after such advance has been made, Borrower shall provide evidence satisfactory to Capital, in Capital's sole discretion, of the advance, including evidence of the amount of the advance and the Contract Debtor to whom the advance was made.

               2.5 Interest Rates. The Obligations owed by Borrower to Capital shall bear interest, on the average Daily Balance owing, at a rate four (4) percentage points above the Prime Rate. Notwithstanding the foregoing, at no time during the term of this Agreement shall the rate of interest be less than nine percent (9%), per annum. All Obligations owed by Borrower to Capital shall bear interest, from and after the occurrence of an Event of Default, and without constituting a waiver of any such Event of Default, on the average Daily Balance owing, at a rate nine (9) percentage points above the Prime Rate. All interest chargeable under this Agreement shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

               2.6 Payment of Interest.

                    A. The Prime Rate as of the date of this Agreement is eight and three quarters percent (8.75%) per annum. In the event that the Prime Rate announced is, from time to time hereafter, changed, adjustment in the rate of interest payable by Borrower shall be made as of 12:01 a.m. on the first day of the calendar month following such change and shall be based on the Prime Rate prevailing on the last day of the month in which such change occurred. All interest on the Obligations shall be due and payable on the first (1st) day of each calendar month during the term of this Agreement and Capital shall, at its option, charge such interest and any and all Capital Expenses to Borrower's loan account with Capital, which amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest at the rate then provided under
Section 2.5.

                    B. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and Capital shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law which parties may agree to in a written contract ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower

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nor any guarantor shall be obligated to pay any Excess Interest;  (3) any Excess
Interest that Capital may have received hereunder shall be, at Capital's option,
(a) applied as a credit against the outstanding principal balance of the Obligations of Borrower or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any guarantor shall have any action against Capital for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations of Borrower is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations of Borrower shall remain at the Maximum Rate until Capital shall have received the amount of interest which Capital would have received during such period on such Obligations of Borrower had the rate of interest not been limited to the Maximum Rate during such period.

                    2.7 Collections. Unless and until Capital shall instruct Borrower to the contrary, Borrower shall direct all of the Contract Debtors and their customers to make payments to a post office box established in the name of Capital at a post office box in Phoenix, Arizona. The terms of the post office box rental arrangement shall include a provision that will allow Borrower to have access to the post office box, but Capital shall have the right at any time to restrict access to the post office to only personnel and agents of Capital. Borrower shall remove all payments made to the post office box on a daily basis. Upon the occurrence of an Event of Default, Capital or Capital's designee may, at any time, notify Contract Debtors and their customers or account debtors that the Accounts and the Property have been assigned to Capital and that Capital has a security interest therein, collect them directly, and charge the collection costs and expenses to Borrower's loan account, but, unless and until Capital does so or gives Borrower other written instructions, Borrower shall be entitled to collect the Accounts and Property, and upon receipt, Borrower shall immediately deliver to Capital the proceeds of such Accounts and Property, together with a fully completed Collection Report in the form of Exhibit 2.7. Borrower agrees that all payments received by Borrower in connection with the Accounts, Property and any other Collateral shall be held in trust for Capital as Capital's trustee. The receipt of any wire transfer of funds, check, or other item of payment by Capital shall be applied to conditionally reduce Borrower's Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Capital or unless and until such check or other item of payment is honored when presented for payment. The receipt

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
of any wire transfer, check or other item of payment by Capital shall be deemed to have been paid to Capital one (1) business day after the date Capital actually receives possession of such wire transfer of funds, check or other item of payment.

                    2.8 Monthly Statements. Capital shall render monthly statements of the Obligations owing by Borrower to Capital, including statements of all principal, interest, and Capital Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Capital unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Capital, by registered or certified mail, at Capital's address indicated in Section 13, written objection thereto specifying the error or errors, if any, contained in any such statement.

                    2.9 Fees.

                         A.  Unused  Line Fee.  As of the last day of each month
during the term of this Agreement, Borrower shall pay to Capital a monthly unused line fee (the "Unused Line Fee") equal to one fifteenth of one percent (.15%) of the average daily unused portion of the Maximum Credit Line during that month. Payment of the Unused Line Fee shall be made as of the due date by charging Borrower's account with the amount of the Unused Line Fee. The Unused Line Fee shall represent an unconditional payment to Capital in consideration of Capital's agreement to extend financial accommodations to Borrower pursuant to this Agreement and shall not reduce or be a deposit on account of the Obligations.

                         B.  Facility  Fee.  On  the  effective   date  of  this
Agreement, Borrower shall pay to Capital a facility fee (the "Facility Fee") in an amount equal to one percent (1%) of the Maximum Credit Line. In the event Borrower requests Capital to increase the Maximum Credit Line and if Capital, in its sole and absolute discretion, agrees to such request, then on the effective date of such increase, Borrower shall pay to Capital an amount equal to one percent (1%) of the amount of such increase. Payment of the Facility Fee shall be made as of the due date by charging Borrower's account with the amount of the Facility Fee. The Facility Fee shall represent an unconditional payment to Capital in consideration of Capital's agreement to extend financial accommodations to Borrower pursuant to this Agreement and shall not reduce or be a deposit on account of the Obligations.

                    2.10 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. Interest shall continue to accrue on such payments until the date such payments are deemed received by Capital.

               3. TERM AND PREPAYMENT

                    3.1 Term.

                         A.  This  Agreement  shall  have an  initial  term (the
"Initial Term") of two (2) years commencing on the date hereof and shall thereafter be automatically renewed (a "Renewal Term") for successive periods of one (1) year unless terminated by either party as set forth below. Notice of such termination shall be effectuated by the mailing of a certified letter, return receipt requested, not less than sixty (60) days immediately prior to the effective date of such termination, which date shall be an anniversary date of this Agreement, addressed to the other party in the manner and the address set forth in Section 13.

                         B. Notwithstanding such term, upon the occurrence of an
Event of Default and during the continuation thereof, Capital may terminate this Agreement without notice. In addition, should either Capital or Borrower become insolvent or is unable to meet its debts as they mature, then the other party shall have the right to terminate this Agreement at any time without notice. On the date of a termination by Borrower or Capital, all Obligations shall become immediately due and payable without notice or demand and shall be paid to Capital in cash or by a wire transfer of immediately available funds.

                         C. When Capital has received payment and performance in
full of all Obligations (whether pursuant to this Section 3.1 or Section 3.2) and an acknowledgment from Borrower that it is no longer entitled to request any advances from Capital under this Agreement, Capital shall execute a termination of all security interests given by Borrower to Capital, upon the execution and delivery of mutual general releases by Borrower, any guarantor or surety of Borrower's Obligations, and Capital.

                    3.2 Prepayment. Borrower may at any time on thirty (30) days prior written notice, prepay the Obligations and terminate this Agreement by paying to Capital in cash or by a wire transfer of immediately available federal funds, the Obligations together with an amount equal to the following: (a) if prepayment occurs during the first year of the Initial Term, an amount equal to three percent (3%) of the then Maximum Credit Limit; and (b) if prepayment occurs at any time after the first year of the Initial Term, an amount equal to one and one-half percent (1 1/2%) of the then Maximum Credit Limit. When prepaying the Obligations, Borrower shall also pay the interest accrued on the principal amount being prepaid to the date of such prepayment.

               4. CREATION OF SECURITY INTEREST

                    4.1 Grant of Security Interest. Borrower hereby grants to Capital a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations owed by Borrower to Capital and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. Capital's security interest in the Collateral shall attach to all Collateral without further act on the part of Capital or Borrower.

                    4.2 Right to Audit and Inspect. In order to verify the validity of any Borrowing Base Certificate, Borrower shall, upon the request of Capital, promptly furnish Capital with copies of Borrower's financial and business records, as well as any information which has been provided by Contract Debtors to Borrower, and Borrower shall warrant the genuineness thereof. For each twelve (12) month period commencing on the date of this Agreement, Capital shall have the right to conduct four (4) periodic audits of the Collateral and Borrower's financial condition at Borrower's expense; provided, however, that Capital may conduct additional audits, at Capital's own expense so long as no Event of Default shall have occurred, during each such twelve (12) month period. Borrower shall pay to Capital as an audit fee Six Hundred Dollars ($600) per auditor, per day for each audit in connection with the first four (4) audits during each twelve (12) month period, up to a maximum of twelve (12) days for all of such four (4) audits, as well as in connection with any audits conducted following an Event of Default and the amount charged shall be deemed included in the "Obligations" when incurred. Capital will invoice Borrower for such audit charges and Borrower shall pay to Capital the full amount of such costs and expenses within fifteen (15) calendar days from the date of invoice.

                    4.3 Continuation of Security Interest. Until all Obligations, contingent or otherwise, have been fully repaid and performed, Capital shall retain its security interest in all existing Collateral and Collateral arising thereafter.

                    4.4 Perfection of Security Interest. Borrower shall execute and deliver to Capital, concurrent with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Capital, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Capital may reasonably request, in form satisfactory to Capital, to perfect and maintain perfected Capital's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement. In connection with the foregoing, Borrower agrees to cause to be delivered to Capital the consent on any computer software licensor to the assignment by Borrower to Capital of those rights of Borrower in such software in order to enable Capital to obtain any computer information which Capital requires which is accessible utilizing such software.

                    4.5 Access to Borrower's Books. Capital (through any of its officers, employees or agents) shall have the right, at any time or times hereafter, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition. Capital (through any of its officers, employees or agents) shall also have the right, at any time or times hereafter, to confirm with the Contract Debtors the amount of their indebtedness owing to Borrower, the assignment of all or any of the Property to Borrower, the value and amount of the Property (including contacting any customers or account debtors thereunder), and any other information relating to the Collateral. Capital agrees that in connection with any communications with any Contract Debtors and their customers and account debtors, Capital shall comply with any requests of Borrower which Capital, in its sole discretion, determines to be reasonable.

                    4.6 Additional Documentation. With each assignment of Collateral hereunder Borrower shall deliver to and/or insure that Capital has, in form satisfactory to Capital and its counsel, such other instruments, financing statements, continuation financing statements, fixture filings, security agreements, mortgages, assignments, certificates of title, affidavits, reports, documents, notices, schedules of Contracts, letters of authority and all other documents that Capital may reasonably request, in form satisfactory to Capital, to perfect and maintain perfected Capital's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement.

                    4.7 Retention of Security Interest. Capital shall retain its security interest in all Collateral until all of Borrower's Obligations have been fully repaid as required hereunder and this Agreement has been terminated. Capital may, after the occurrence of an Event of Default, settle or adjust disputes and claims directly with Contract Debtors and customers of Contract Debtors for such amounts and upon such terms as Capital considers advisable, and in such cases, Capital will credit Borrower's account with only the net amounts received by Capital in payment of such disputed Contracts or Property, after deducting all Capital Expenses incurred or expended in connection therewith.

                    4.8 Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints Capital (and any of Capital's officers, employees or agents designated by Capital) as Borrower's true and lawful attorney with power:

                         A. Upon  Borrower's  failure or refusal to comply  with
its undertakings contained in Section 4.4, to sign the name of Borrower on any of the documents described in that section or on any other similar documents which need to be executed, recorded and/or filed in order to perfect or continue perfected Capital's security interest in the Collateral;

                         B. To endorse  Borrower's  name on any  checks,  notes,
acceptances, money orders, drafts or other forms of payment or security that may come into Capital's possession;

                         C.  After the  occurrence  of an Event of  Default,  to
notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Capital, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward, within two (2) business days of Capital's receipt thereof, all other mail to Borrower;

                         D.  To do  all  things  necessary  to  carry  out  this
Agreement.

                    The appointment of Capital as Borrower's attorney, and each and every one of Capital's rights and powers, being coupled with an interest, are irrevocable until all of the Obligations have been fully paid and performed and payments received by Capital are no longer subject to avoidance. Borrower ratifies and approves all acts of Capital as Borrower's attorney taken in connection with the transactions contemplated by this Agreement and neither Capital nor its employees, officers or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law made in good faith except for gross negligence or willful misconduct.

               5. CONDITIONS PRECEDENT

                    As conditions precedent to Capital's obligation to make the advances and extend the financial accommodations hereunder, Borrower shall execute and deliver, or cause to be executed and delivered, to Capital, in form and substance satisfactory to Capital and its counsel, the following:

                         A.  Financing   statements  (form  UCC-1)  and  fixture
filings in form satisfactory for filing and recording with the appropriate governmental authorities;

                         B. Certified  extracts from the minutes of the meetings
of Borrower's board of directors authorizing the borrowings and the granting of the security interest provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein;

                         C.  A  certified   copy  of   Borrower's   Articles  of
Incorporation and any amendments thereto, a certificate of good standing showing that Borrower is in good standing under the laws of the State of Arizona and certificates indicating that Borrower has qualified to transact business and is in good standing in any other state in which the conduct of its business or its ownership of property requires that it be so qualified;

                         D. UCC  searches,  tax lien  and  litigation  searches,
fictitious business statement filings, insurance certificates, notices or other similar documents which Capital may require and in such form as Capital may require, in order to reflect, perfect or protect the priority of Capital's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

                         E. Evidence  satisfactory  to Capital that Borrower has
obtained insurance policies or binders, with such insurers and in such amounts as may be acceptable to Capital, respecting the Equipment and any other tangible personal property comprising the Collateral and naming Capital as a loss payee on a 438-BFU endorsement;

                         F. The Annual Fee;

                         G. The Loan Documents;

                         H. A fully completed Borrowing Base Certificate,  dated
as of the effective date of this Agreement;

                         I. The original Contracts properly endorsed in favor of
and assigned to Capital;

                         J. The Guaranties  prepared on Capital's  standard form
and duly executed;

                         K. Certified  extracts from the minutes of the meetings
of PII's board of directors authorizing the execution of its General Continuing Guaranty of the Obligations and authorizing specific officers to execute and deliver such agreements;

                         L. A disbursement letter from Borrower  authorizing and
directing Capital to make the initial advances hereunder.

               6. BORROWER'S REPRESENTATIONS AND WARRANTIES

                    Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any credit hereunder shall be available and until the Obligations have been repaid in full:

                    6.1 Existence and Rights.

                         A. The chief executive office of Borrower is located at
2425 E. Camelback Road, Suite 620, Phoenix, Arizona 85016;

                         B. Borrower is duly  organized  and existing  under the
laws of the State of Arizona and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified;

                         C.  Borrower has the right and power to enter into this
Agreement and each of the other Loan Documents;

                         D.  Borrower  has  the  power,  authority,  rights  and
franchises to own its property and to carry on its business as now conducted;

                         E. Borrower has no  investment  in any business  entity
except as previously disclosed to Capital in writing.

                    6.2 Agreement Authorized. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents:
(a) have been duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and (b) shall not constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws.

                    6.3 Binding Agreement. This Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

                    6.4 No Conflict. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents: (a) shall not constitute an event of default under any agreement, indenture or undertakings to which Borrower is a party or by which it or any of its property may be bound or affected; (b) are not in contravention of or in conflict with any law or regulation; and (c) do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

                    6.5 Litigation. Except as set forth on Exhibit 6.5, to Borrower's knowledge there are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency, and Borrower has no knowledge or belief of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as heretofore disclosed, in writing, to Capital. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental or regulatory authority.

                    6.6  Financial  Condition.   All  financial  statements  and
information relating to Borrower which have been delivered by Borrower to Capital have been prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise stated therein, and fairly and reasonably present Borrower's financial condition. There has been no material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Capital. Borrower has no knowledge of any liabilities, contingent or otherwise, which are not reflected in such financial statements and information, and Borrower has not entered into any special commitments or contracts which are not reflected in such financial statements or information which may have a materially adverse effect upon Borrower's financial condition, operations or business as now conducted.

                    6.7 Tax Status. Borrower has no liability nor have any claims been asserted against Borrower for any delinquent state, local or federal taxes.

                    6.8 Title to Assets. Borrower has good title to its assets and the same are not subject to any liens or encumbrances other than those permitted by Sections 6.11B.

                    6.9 Trademarks and Patents. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

                    6.10 Environmental Quality. Borrower has in the past and is currently in compliance with any and all federal, state and local statutes, laws and regulations concerning the preservation of the environment and the use and disposal of hazardous and toxic materials and substances. Borrower is not aware that it is under investigation by any state or federal agency designed to enforce any of such laws or regulations.

                    6.11 Equipment.

                         A.  All  of  the  Equipment  is  currently  located  at
Borrower's address set forth in Section 6.1A;

                         B. The  Equipment  is and  shall  remain  free from all
liens, claims, encumbrances, and security interests (except as held by Capital, except for the lease to Borrower, and except as may be specifically consented to, in advance and in writing, by Capital).

                    6.12 Contracts and Security Documents.

                         A.  Each  Contract  is  a  bona  fide,   good,   valid,
enforceable and subsisting obligation of the Contract Debtor thereunder, and Borrower does not know of any fact which impairs or will impair the validity of any such Contract.

                         B. Each Contract and the Security Documents are free of
any claim for credit, deduction, discount, allowance, defense (including the defense of usury), dispute, counter-claim or setoff.

                         C.  Each   Contract   is  wholly   free  of  any  prior
assignment, superior security interest, lien, claim or encumbrance in favor of any person other than Capital.

                         D.  The  Security  Documents  properly  and  reasonably
describe the subject personal property collateral.

                         E. Each Contract correctly sets forth the terms between
Borrower and the Contract Debtor, including, without limitation, the interest rate and/or fees applicable thereto.

                         F. All state and federal laws have been  complied  with
in conjunction with the Contracts and Security Documents, the non-compliance with which would have an adverse impact on the value, enforceability or collectability of the Contracts or Security Documents.

                         G. Borrower has good and valid title to, and full right
and authority to pledge and assign the Contracts and Security Documents to Capital and no payment is past due under any Contract.

                         H. The signatures of officers of the Contract Debtor on
each Contract and Security Documents related thereto are genuine, and, to the best knowledge of Borrower, such officers were authorized and had the legal capacity to enter into and execute such documents on the date thereof.

               7. BORROWER'S AFFIRMATIVE COVENANTS

                           Borrower covenants and agrees that so long as any
credit hereunder shall be available and until the Obligations have been repaid in full, unless Capital shall otherwise consent in writing, Borrower shall do all of the following:

                    7.1 Rights and Facilities. Borrower shall maintain and preserve all rights, franchises and other authority adequate for the conduct of its business. Borrower shall also maintain its properties, equipment and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption and maintain and preserve its existence.

                    7.2 Records and Servicing of Contracts.

                         A.  Borrower  shall  keep or will cause to be kept in a
safe place, at its chief executive office, copies (or the originals if Capital determines in its sole discretion to allow Borrower to retain such originals) of the Contracts and Security Documents, all necessary, proper and accurate books, records, ledgers, correspondence and other documents or instruments related to or concerning the Contracts and the Security Documents. Capital shall, at all reasonable times, have the right to inspect, verify, check, make abstracts from and photocopies of Borrower's Books, and any correspondence and other papers pertaining to the Contracts and Security Documents.

                         B.  In  consideration  of the  advances  to be  made by
Capital pursuant hereto, and at no expense to Capital, Borrower covenants and agrees to diligently and faithfully perform the following services relating to the Contracts and Security Documents, unless and until notified by Capital that it does not desire Borrower to continue to perform any or all such services:

                         (1) Borrower will use commercially  reasonable  efforts
to collect all payments due under the Contracts. Borrower shall immediately provide Capital with written notification of any Contract under which scheduled payments are thirty (30) days or more past due and shall inform Capital, in writing, of all decisions regarding collection efforts concerning any Contract and concerning repossession of Property.

                         (2) Borrower will perform customary insurance follow-up
with respect to each policy of insurance covering the Property, if any. If required or prudent insurance on any Property is canceled, terminated or lapses, Borrower shall immediately, and at its sole cost and expense, obtain replacement insurance coverage.

                         (3) Borrower will promptly  notify  Capital if and when
any of the following shall come to its attention: (a) if any material default arises under the terms of a Contract and/or Security Document, which default shall not be waived by Borrower without the prior written consent of Capital;
(b) if any material item of Property should be damaged, lost, destroyed or stolen, and such item or items of Property shall not have been repaired, replaced or cured by the Contract Debtor within a reasonable time; or (c) if any Property is moved from the location or locations where it is required to be kept under the terms of the Security Document.

                         (4) Borrower  acknowledges that it is not authorized or
empowered to waive or vary the terms of any Contract or Security Document in a way that would be adverse to Capital's interests, and Borrower agrees that it will not, at any time, waive or consent to a postponement of strict compliance on the part of a Contract Debtor with respect to any material term, provision or covenant contained in any Contract or Security Document, nor forbear or grant any material indulgence to a Contract Debtor, without the prior written consent of Capital.

                    7.3 Location of Equipment. The Equipment shall be located only at Borrower's chief executive office or such other locations as shall have been approved by Capital, which approval shall not be unreasonably withheld.

                    7.4 Insurance.

                         A. Borrower, at its expense, shall insure the Equipment
against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall deliver to Capital certified copies of such policies of insurance and evidence of the payments of all premiums therefor. Borrower shall also keep and maintain business interruption, public liability, and property damage insurance relating to Borrower's ownership and use of the Equipment and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Capital. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Capital showing Capital as a loss payee thereof, with a waiver of warranties on a 438-BFU endorsement, and all proceeds payable thereunder shall be payable to Capital and, upon receipt by Capital, shall be applied on account of the Obligations owing to Capital. To secure the payment of the Obligations, Borrower grants Capital a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Capital.

                         B. Prior to an Event of Default  under this  Agreement,
Borrower shall have the exclusive right to make, settle and adjust any and all claims under such policies of insurance; provided, however, that Borrower shall not legally conclude the settlement or adjustment of any claim in excess of Ten Thousand and 00/100 Dollars ($10,000.00) without first obtaining the written consent of Capital.

                         C. Borrower hereby  irrevocably  appoints  Capital (and
any of Capital's officers, employees or agents designated by Capital) as Borrower's attorney following the occurrence of an Event of Default for the purpose of making, settling and adjusting all claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and for making all determinations and decisions with respect to such policies of insurance.

                         D.  Borrower  will  not  cancel  any of  such  policies
without Capital's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Capital, that it will give Capital at least ten (10) days written notice before any such policy or policies of insurance will be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Capital to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto. If Borrower fails to comply with its covenants contained in this Section 7.4, Capital may, but shall have no obligation to, obtain and maintain such policies of insurance and pay such premiums and take such other action with respect to such policies which Capital deems prudent.

                    7.5 Notice of Litigation. If at any time during the term of this Agreement any litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower shall be commenced or threatened, Borrower shall immediately notify Capital in writing of such event.

                    7.6 Submission of Records and Reports.

                         A.  Borrower  agrees to use its best efforts to deliver
to Capital, on a daily basis, a collateral and loan status report summarizing the status of each Contract by indicating, with respect to each Contract, the amount of outstanding advances made by Borrower under such Contract, the amount of rebates payable to the Contract Debtor thereunder, the amount of all outstanding accounts and other Property assigned to Borrower thereunder, the amount of loan availability under the Contract, the amount of collections received since the last report, the date of the last accounts receivable aging with respect to such Contract Debtor, a copy of each invoice assigned to Borrower (together with a copy of proofs of delivery or signed acknowledgments of service executed by the customer of such Contract Debtor), and any other information required by Capital.

                         B. Borrower shall execute and deliver to Capital by the
fifteenth (15th) day of each month during the term of this Agreement, a report containing the following information regarding each Contract: (i) a statement reflecting all of the advances, repayments, other loan activity, and the status of the Property securing the obligations of the Contract Debtor under that Contract; (ii) an accounts receivable status report setting forth, among other information, an aging of the accounts receivable, the amount of the Eligible Underlying Collateral, the amount of the ineligible accounts receivable, and the percentage determined by dividing the total amount of all obligations of a Contract Debtor arising under the Contract by the aggregate amount of all obligations owing to Borrower from all of its Contract Debtors; and (iii) a summary of the Contracts which shall set forth, among other things, the delinquency rate of the obligations arising under the Contracts and indicating under which Contracts, if any, Property is in foreclosure;

                         C. Borrower  shall  promptly  supply  Capital with such
other information concerning its affairs as Capital may request from time to time hereafter, and shall promptly notify Capital of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of, or an event which constitutes an Event of Default or Potential Event of Default under, this Agreement.

                    7.7 Acquisition of Assets. Borrower shall promptly notify Capital in writing of its acquisition by purchase, lease or otherwise of any after-acquired tangible property having a value greater than Ten Thousand and 00/100 Dollars ($10,000.00) and of the type included in the Collateral.

                    7.8 Taxes. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its property shall be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Capital, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Capital with proof satisfactory to Capital indicating that Borrower has made such payments or deposits.

                    7.9 Financial Statements.

                         A. Borrower shall maintain a standard and modern system
of accounting in accordance with generally accepted accounting principles consistently applied with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as may from time to time be requested by Capital. Borrower shall not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without said accounting firm and/or service bureau agreeing to provide to Capital information regarding the Collateral and Borrower's financial condition. Borrower agrees to permit Capital and any of its employees, officers or agents, upon twenty four (24) hours prior notice or without any notice following the occurrence of an Event of Default or Potential Event of Default, during Borrower's usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, the Obligations, Borrower's financial condition and the results of Borrower's operations, and, in connection therewith, permit Capital or any of its agents, employees or officers to copy and make extracts therefrom.

                         B. Borrower shall deliver to Capital:

                              (1) within  thirty (30) days after the end of each
month, a company prepared consolidated and consolidating statement of the financial condition of Borrower and its affiliates for such monthly period, including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by Capital relating to the Collateral and the financial condition of Borrower, and a certificate signed by the Chief Executive Officer or Chief Operating Officer of Borrower, to the effect that all statements and reports delivered or caused to be delivered to Capital under this subsection, fairly and thoroughly present the financial condition of Borrower and its affiliates and that there exists on the date of delivery to Capital no condition or event which constitutes an Event of Default or Potential Event of Default;

                              (2)  within  sixty  (60) days after the end of the
first three (3) fiscal quarters of Borrower's fiscal years, a company prepared consolidated and consolidating statement of the financial condition of Borrower and its affiliates for each such quarterly period, including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by Capital relating to the Collateral and the financial condition of Borrower and its affiliates, together with a copy of the quarterly 10Q filed with the Securities and Exchange Commission regarding Borrower and its affiliates, and a certificate signed by the Chief Executive Officer or Chief Operating Officer of Borrower, to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Capital under this subsection, fairly and thoroughly present the financial condition of Borrower and its affiliates and that there exists on the date of delivery to Capital no condition or event which constitutes an Event of Default or Potential Event of Default;

                              (3) within  ninety (90) days after the end of each
of Borrower's fiscal years, an audited consolidated and consolidating statement of the financial condition of Borrower and its affiliates for such fiscal year, prepared by independent certified public accountants acceptable to Capital, including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by Capital relating to the Collateral and the financial condition of Borrower, together with a copy of the annual 10K filed with the Securities and Exchange Commission regarding Borrower and its affiliates, and a certificate signed by the Chief Executive Officer or Chief Operating Officer of Borrower, to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Capital under this subsection, fairly and thoroughly present the financial condition of Borrower and its affiliates and that there exists on the date of delivery to Capital no condition or event which constitutes an Event of Default or Potential Event of Default.

                    7.10 Tax Returns. Borrower shall deliver to Capital copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) calendar days following the filing thereof. Borrower further agrees to promptly deliver to Capital copies of all receipts issued to Borrower for the payment of federal withholding taxes required of it.

                    7.11 Payment of Debts. Borrower shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

                    7.12 Financial Covenant. Borrower shall maintain at all times during the term of this Agreement a ratio of Obligations to Tangible Effective Net Worth Ratio of not more than 2.0 to 1.0.

                    7.13 Compliance with Environmental Laws. Borrower shall comply with any and all federal, state and local statutes, laws and regulations concerning the preservation of the environment and the use and disposal of hazardous and toxic materials and substances.

                    7.14 Notice of Reportable  Event.  Borrower shall furnish to
Capital: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the Chief Financial Officer or Managing Partner of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the Internal Revenue Service, the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan together with certified financial statements and actuarial statements for such plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; (d) at least ten (10) days prior to the filing by the Borrower or the administrator of any deferred compensation plan of a notice of intent to terminate such plan, a copy of such notice; (e) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan; and (f) promptly and in no event more than ten (10) days after receipt thereof by Borrower, each notice received by Borrower concerning the imposition of any withdrawal liability under
Section 4202 of the Employee Retirement Income Security Act ("ERISA") of 1974, as amended.

                    7.15 Reimbursement for Capital Expenses. Upon the demand of Capital, Borrower shall immediately reimburse Capital for all sums expended by Capital which constitute Capital Expenses, and Borrower hereby authorizes and approves all advances and payments by Capital for items constituting Capital Expenses.

               8. BORROWER'S NEGATIVE COVENANTS

                           Borrower covenants and agrees that so long as any
credit hereunder shall be available and until the Obligations have been repaid in full, unless Capital shall otherwise consent in writing, Borrower shall not do any of the following:

                    8.1 Relocate of Chief Executive Office. Borrower will not, without thirty (30) days prior written notification to Capital, relocate its chief executive office.

                    8.2 Business Structure and Operations. Borrower shall not, without Capital's prior written consent:

                         A. Sell, lease, or otherwise dispose of, move, relocate
(except in connection with a relocation of Borrower's business facility) or transfer, whether by sale or otherwise, any of Borrower's assets;

                         B. Change Borrower's name or form of entity, or add any
new fictitious name;

                         C. Acquire, merge or consolidate with or into any other
business organization;

                         D. Enter into any  transaction  not in the ordinary and
usual course of Borrower's business;

                         E. Guarantee or otherwise become in any way liable with
respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to Capital;

                         F.  Make  any  change  in  the   Borrower's   financial
structure or in any of its business objectives, purposes or operations which could adversely affect the ability of Borrower to repay the Obligations;

                         G.  Incur  any debts  outside  the  ordinary  and usual
course of Borrower's business, except for renewals or extensions of existing debts;

                         H. Make any  advance  or loan  except  in the  ordinary
course of business;

                         I. Prepay any existing  indebtedness owing to any third
party;

                         J.  Cause,  permit  or  suffer  any  change,  direct or
indirect, in Borrower's capital ownership;

                         K. Make any advance to any  Contract  Debtor  where the
making of such advance would cause the total amount of the outstanding indebtedness of such Contract Debtor to exceed thirty five percent (35%) of the Borrower's Tangible Effective Net Worth; provided, however, that in order to avoid violating this subsection, Borrower may participate with PII in connection with such a Contract Debtor whereby PII would advance all amounts which Borrower would otherwise be prohibited from advancing so long as the rights of PII to be repaid, together with any rights of PII in the related Contract and Security Documents, are subordinated to the rights of Capital on terms and conditions acceptable to Capital, in its sole discretion;

                         L. Borrower will not,  without  Capital's prior written
consent, make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its capital stock or partnership interests, of any class, whether now or hereafter outstanding; or

                         M. Suspend or go out of business.

                    8.3 ERISA.

                         A. Borrower shall not withdraw from partici- pation in,
permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of Borrower's employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such deferred compensation plan.

                         B. Borrower shall not withdraw from any  multi-employer
plan described in Section 4001(a)(3) of ERISA which covers Borrower's employees.

                    9. EVENTS OF DEFAULT

                         Any  one  or  more  of  the   following   events  shall
constitute an Event of Default by Borrower under this Agreement:

                         9.1 Failure to Pay  Obligations.  If Borrower  fails to
pay when due and payable or when declared due and payable all or any portion of the Obligations owing to Capital (whether of principal, interest, taxes, reimbursement of Capital Expenses, or otherwise);

                         9.2 Failure to Perform.  If Borrower  fails or neglects
to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Capital and such failure continues for ten (10) calendar days after written notice thereof from Capital to Borrower;

                         9.3   Inaccurate    Information.    If   any   material
representation, statement, report, or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Capital is not true and correct;

                         9.4 Third Party Claim. If any or a material  portion of
Borrower's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee;

                         9.5  Impairment.  If there is a material  impairment of
the prospect of repayment of all or any portion of the Obligations owing to Capital or a material impairment of the value or priority of Capital's security interests in the Collateral;

                         9.6 Voluntary Insolvency  Proceeding.  If an Insolvency
Proceeding is commenced by Borrower;

                         9.7 Involuntary Insolvency Proceeding. If an Insolvency
Proceeding is commenced against Borrower;

                         9.8 Interruption of Business.  If Borrower is enjoined,
restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                         9.9  Governmental  Lien.  If a notice of lien,  levy or
assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any tax or debt owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof;

                         9.10 Liens. If a judgment or other claim becomes a lien
or encumbrance upon all or a material portion of Borrower's assets;

                         9.11 Default in Agreement with Third Party. If there is
a default in any loan agreement, mortgage, indenture or other agreement to which Borrower is a party with third parties;

                         9.12 Payment on  Subordinated  Debt. If Borrower  makes
any payment to any third party which would violate the terms of any agreement pursuant to which such third party has subordinated indebtedness owed to him, her or it to Borrower's Obligations to Capital;

                         9.13 Misrepresentation. If any misrepresentation exists
now or hereafter in any warranty or representation made to Capital by Borrower or any officer or director of Borrower, or if any such warranty or representation is withdrawn by Borrower or by any officer or director of Borrower;

                         9.14  Impairment  of  Guaranty.  If  any  guarantor  of
Borrower's indebtedness to Capital dies, terminates its guaranty, defaults in the payment or performance of any obligations of guarantor owing to Capital, or becomes the subject of an Insolvency Proceeding;

                         9.15  Reportable  Event Under ERISA.  If any reportable
event, which Capital determines will have a material adverse effect on the financial condition of Borrower or which Capital determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Capital, or any such Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 9.15, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's tangible net worth.

                         9.16  Withdrawal  from  Multi-Employer  Plan.  Borrower
shall have withdrawn from a multi-employer plan described in Section 4001(a)(3) of ERISA and Capital determines that such withdrawal would have a material adverse effect on the financial condition of Borrower; or

                         9.17 Cure Periods.  Notwithstanding  anything contained
in this Section 9 to the contrary, Capital shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of: (i) an event set forth in Section 9.7 if, within thirty (30) calendar days from the date thereof, the same is discharged or dismissed, or (ii) any of the events set forth in Sections 9.4 or 9.10 if, within ten (10) calendar days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Capital shall not be obligated to make advances to Borrower during such cure period.

                    10. CAPITAL'S RIGHTS AND REMEDIES

                         10.1  Remedies.  Upon  the  occurrence  of an  Event of
Default by Borrower under this Agreement, Capital may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                              A. Declare all Obligations,  whether  evidenced by
this Agreement or otherwise, immediately due and payable;

                              B. Cease advancing money or extending credit to or
for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Capital;

                              C.  Terminate  this Agreement and any of the other
Loan Documents as to any future liability or obligation of Capital, but without affecting Capital's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to Capital;

                              D. Capital or  Capital's  designee may notify each
Contract Debtor that its Contract, Security Documents and all rights thereunder have been assigned to Capital and that Capital has a security interest therein, collect the indebtedness of such Contract Debtor owing to Borrower directly if Capital has not already been authorized to do so, and charge the collection costs and expenses to Borrower's loan account.

                              E.  Without  notice to or demand upon  Borrower or
any guarantor, make such payments and do such acts as Capital considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Capital so requires, and to make the Collateral available to Capital as Capital may designate. Borrower authorizes Capital to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Capital appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

                              F.  Capital  is hereby  granted a license or other
right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses, and all franchise agreements shall insure to Capital's benefit;

                              G.  Ship,   reclaim,   recover,   store,   finish,
maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

                              H.  Sell the  Collateral  at  either  a public  or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Capital. It is not necessary that the Collateral be present at any such sale;

                              I. Capital shall give notice of the disposition of
the Collateral as follows:

                                   (1)  Capital  shall  give  Borrower  and each
holder of a security interest in the Collateral who has filed with Capital a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                                   (2) The notice shall be personally  delivered
or mailed,  postage prepaid, to Borrower as provided in Section 13, at least ten
(10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Capital;

                                   (3)  If  the  sale  is to be a  public  sale,
Capital shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                              J.  Capital  may  credit bid and  purchase  at any
public sale;

                              K.  Borrower   shall  pay  all  Capital   Expenses
incurred in connection with Capital's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Capital;

                              L. Any deficiency  which exists after  disposition
of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Capital.

                         10.2 Cumulative  Rights.  Capital's rights and remedies
under this Agreement and all other agreements shall be cumulative. Capital shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Capital of one right or remedy shall be deemed an election, and no waiver by Capital of any default on Borrower's part shall be deemed a continuing waiver. No delay by Capital shall constitute a waiver, election or acquiescence by it.

                    11. TAXES AND EXPENSES REGARDING THE COLLATERAL

                         If  Borrower  fails to pay any monies  (whether  taxes,
assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then Capital may, to the extent that it determines that such failure by Borrower could have a material adverse change on Capital's interests in the Collateral, in its discretion and without prior notice to Borrower, (i) make payment of the same or any part thereof; (ii) set up such reserves in Borrower's loan account as Capital deems necessary to protect Capital from the exposure created by such failure; or (iii) both. Any amounts paid or deposited by Capital shall constitute Capital Expenses, shall be immediately charged to Borrower's loan account and become additional Obligations owing to Capital, shall bear interest at the applicable rate set forth in Section 2.5, and shall be secured by the Collateral. Any payments made by Capital shall not constitute: (i) an agreement by Capital to make similar payments in the future, or (ii) a waiver by Capital of any Event of Default under this Agreement. Capital need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

                    12. WAIVERS

                         12.1 Application of Payments. Borrower waives the right
to direct the application of any and all payments at any time or times hereafter received by Capital on account of any Obligations owed by Borrower to Capital, and Borrower agrees that Capital shall have the continuing exclusive right to apply and reapply such payments in any manner as Capital may deem advisable, notwithstanding any entry by Capital upon its books.

                         12.2 Demand, Protest, Default, Etc. Except as otherwise
provided herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Capital on which Borrower may in any way be liable.

                         12.3  Confidential  Relationship.  Borrower  waives the
right to assert a confidential relationship, if any, it may have with any accounting firm and/or service bureau in connection with any information requested by Capital pursuant to or in accordance with this Agreement, and agrees that Capital may contact directly any such accounting firm and/or service bureau in order to obtain such information.

                    13. NOTICES

                         Unless  otherwise  provided  in  this  Agreement,   all
notices or demands by any party relating to this Agreement shall be in writing and either personally served or sent by regular United States mail, postage prepaid, to Borrower or to Capital, as the case may be, at their address set forth below:

         If to Borrower:                    PERFORMANCE FUNDING CORP.
                                            2425 E. Camelback Road
                                            Suite 620
                                            Phoenix, Arizona 85016
                              Attn:         James Brown, Chief Financial Officer
                                            Telecopier Number (602) 912-0480

         If to Capital:                     CAPITAL FACTORS, INC.
                                            3435 Wilshire Boulevard
                                            Suite 2800
                                            Los Angeles, California 90010
                              Attn:         Frank A. Williams
                                            Telecopier Number (213) 480-0810

         With a Copy to:                    KATZ, HOYT, SEIGEL & KAPOR
                                            11111 Santa Monica Boulevard
                                            Suite 820
                                            Los Angeles, California  90025-3342
                              Attn:         William Schoenholz, Esq.
                                            Telecopier Number (310) 473-7138

                         The parties hereto may change the address at which they
are to receive notices and the telecopier number at which they are to receive telecopies hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 13 shall be deemed received on the earlier of the date of actual receipt or five (5) days after the deposit thereof in the mail.

                    14. DESTRUCTION OF BORROWER'S DOCUMENTS

                         Any  documents,  schedules,  invoices  or other  papers
delivered to Capital, other than the original Contracts and Security Documents, may be destroyed or otherwise disposed of by Capital four (4) months after they are delivered to or received by Capital, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

                    15. CHOICE OF LAW

                         The  validity  of  this  Agreement,  its  construction,
interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the laws of the State of California. The parties agree that all arbitration proceedings shall be conducted in County of Los Angeles, State of California, and all other actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief.

                    16. GENERAL PROVISIONS

                         16.1     Representations    and    Warranties.     Each
representation, warranty and agreement contained in this Agreement shall be conclusively presumed to have been relied on by Capital regardless of any investigation made or information possessed by Capital. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Capital, either now or hereafter.

                         16.2 Binding Agreement. This Agreement shall be binding
and deemed effective when executed by Borrower and accepted and executed by Capital.

                         16.3  Right to  Grant  Participations.  This  Agreement
shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however , that Borrower may not assign this Agreement or any rights hereunder without Capital's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Capital shall release Borrower from its Obligations to Capital. Capital may assign this Agreement and its rights and duties hereunder. Capital reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Capital's rights and benefits hereunder. In connection therewith, Capital may disclose all documents and information which Capital now or hereafter may have relating to Borrower or Borrower's business.

                         16.4  Section  Headings.  Section  headings and section
numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                         16.5  Interpretation.  Neither this  Agreement  nor any
uncertainty or ambiguity herein shall be construed or resolved against Capital or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                         16.6  Severability.  Each  provision of this  Agreement
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                         16.7 Modification and Merger.  This Agreement cannot be
changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement.

                         16.8 Good Faith  Requirement.  The  parties  intend and
agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

                         16.9 No  Solicitations.  Capital agrees that during the
term of this Agreement and for a period of six (6) months following the termination of this Agreement, Capital will not solicit any of the Contract Debtors without the prior written consent of Borrower, which consent shall not be unreasonably withheld.

                         16.10  WAIVER OF JURY TRIAL.  BORROWER AND CAPITAL EACH
WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

                  IN WITNESS WHEREOF, Capital and Borrower have executed this Agreement as of the date first set forth above.


                                                PERFORMANCE FUNDING CORP.,
                                                an Arizona corporation


                                                By /s/ Joe Hrudka
                                                   -------------------------
                                                Name Joe Hrudka
                                                Title: Chairman of the Board


                                                By /s/ James Brown
                                                   -------------------------
                                                Name James Brown
                                                Title: Assistant Secretary


                                                CAPITAL FACTORS, INC.,
                                                a Florida corporation


                                                By /s/ Frank Williams
                                                   -------------------------
                                                Name Frank Williams
                                                Title: Senior Vice President


                                       35
GUARANTY BY CORPORATION


                                                     DATE  July 7, 1995
Gentlemen::

Performance Funding Corp., A corporation organized under the laws of the state of Arizona (herein called "Debtor") is (a) engaged in business as a corporate affiliate of the undersigned, or (b) engaged in selling, marketing, using, or otherwise dealing in merchandise, supplies, products, equipment or other articles supplied to it by the undersigned, or (c) because of our inter-corporate or business relations, it will be our direct interest and advantage to assist the Debtor to procure funds, credit or other financial assistance from you in order to further its business and sales.

Accordingly, in order to induce you to purchase or otherwise acquire from the Debtor accounts receivable, conditional sales or lease agreements, chattel mortgages, drafts, notes, bills, acceptances, trust receipts, contracts or other obligations or choses-in-action (herein collectively called "receivables"), or to advance moneys or extend credit to the Debtor thereon, or to factor the sales or finance the accounts of the Debtor (either according to any present or future agreements or according to any changes in any such agreements or on any other terms and arrangements from time to time agreed upon with the Debtor, the undersigned hereby consenting to and waiving notice of any and all such agreements, terms and arrangements and changes thereof) or to otherwise directly or indirectly advance money to or give or extend faith and credit to the Debtor, or otherwise assist the Debtor in financing its business or sales (without obligating you to do any of the foregoing), we, the undersigned, for value received, do hereby unconditionally guarantee to you and your assigns the prompt payment in full at maturity and all times thereafter (waiving notice of non-payment) of any and all indebtedness, obligations and liabilities of every kind or nature (both principal and interest) now, or at any time hereafter owing to you by the Debtor, and of any and all receivables heretofore or hereafter acquired by you from said Debtor in respect of which the Debtor has or may become in any way liable, and the prompt, full and faithful performance and discharge by the Debtor of all the terms, conditions, agreements, representations, warranties, guaranties and provisions on the part of the Debtor contained in any such agreement or arrangement or in any modification or addenda thereto or substitution thereof, or contained in any schedule or other instrument heretofore or hereafter given by or on behalf of said Debtor in connection with the sale or assignment of any such receivables to you, or contained in any other agreements, undertakings or obligations of the Debtor with or to you, of any kind or nature, and we also hereby agree on demand to reimburse you and your assigns for all expenses, collection charges, court costs and attorney's fees incurred in endeavoring to collect or enforce any of the foregoing against the Debtor and/or undersigned or any other person or concern liable thereon; for all of which, with interest at the highest lawful contract rate after due until paid, we hereby agree to be directly, unconditionally and primarily liable jointly and severally with the Debtor and agree that the same may be recovered in the same or separate actions brought to recover the principal indebtedness.

Notice of acceptance of this guaranty, the giving or extension of credit to the Debtor, the purchase or acquisition of receivables, or the ad vancement of money or credit thereon, and presentment, demand, notices of default, non-payment or partial payments and protest, notice of protest and all other notices or formalities to which the Debtor might otherwise be entitled, prosecution of collection or remedies against the Debtor or against the makers, endorsers, or other person liable on any such receivables or against any security or collateral thereto appertaining, are hereby waived. The undersigned also waives notice of any consents to the granting of indulgences or extensions of time payment, the taking and releasing of security in respect of any said receivable agreements, obligations, indebtedness or liabilities so guaranteed hereunder, or your accepting partial payments thereon or your settling, compromising or compounding any of the same in such manner and at such times as you may deem advisable, without in any way impairing or affecting our liability for the full amount thereof; and you shall not be required to prosecute collection, enforcement or other remedies against the Debtor or against any person liable on any said receivables, agreements, obligations, indebtedness or liabilities so guaranteed, or to enforce or resort to any security, liens, collateral or other rights or remedies thereto appertaining, before calling on us for payment; nor shall our liability in any way be released or affected by reason of any failure or delay on your part so to do.

This guaranty is absolute, unconditional and continuing and payment of the sums for which the undersigned become liable shall be made to you at your office from time to time on demand as the same become or are declared due, notwithstanding that you hold reserves, credits, collateral or security against which you may be entitled to resort for payment, and one or more and successive or concurrent actions may be brought hereon against the undersigned, either in the same action in which the Debtor is sued or in separate actions, as often as deemed advisable. We expressly waive and bar ourselves from any right to set-off, recoup or counterclaim any claim or demand against said Debtor, or against any other person or concern liable on said receivables, and, as further security to you, any and all debts or liabilities now or hereafter owing to us by the Debtor or by such other person or concern are hereby subordinated to your claims and are hereby assigned to you.

In case bankruptcy or insolvency proceedings, or proceedings for reorganization, or for the appointment of a receiver, trustee or custodian for us or the Debtor or over our or its property or any substantial portion thereof, be instituted by or against either us or the Debtor, or if we or the Debtor become insolvent or make an assignment for the benefit of creditors, or attempt to effect a composition with creditors, or encumber or dispose of all or a substantial portion of our or its property or if we or the Debtor default in the payment or repurchase of any such receivables or indebtedness as the same falls due, or fail promptly to make good any default in respect of any undertakings, then the liability of the undersigned hereunder shall at your option and without notice become immediately fixed and be enforceable for the full amount thereof, whether then due or not, the same as though all said receivables, debts and liabilities had become past due.

This guaranty shall inure to the benefit of yourself, your successors and assigns. It shall be binding on the undersigned, its successors and assigns, and shall continue in full force and effect until notice of termination is given and received as hereinbefore provided and all of said indebtedness, liabilities or obligations created or assumed are fully paid.


Attest:                                  Performance Industries, Inc.
                                         ---------------------------
/S/ Robert A. Cassalia                   By  /S/ Edmund L. Fochtman, Jr.
- ----------------------                       ---------------------------
Robert A. Cassalia, Secretary                Edmund L. Fochtman, Jr., President

(AFFIX CORPORATE SEAL)
                ACKNOWLEDGEMENT MUST BE COMPLETED ON REVERSE SIDE

                                  CERTIFICATION

I, Robert A. Cassalia, do hereby certify that i am the duly elected and qualified Secretary of Performance Industries, Inc., A Arizona corporation, the guarantor named in the foregoing Guaranty; that a (special) (regular) meeting of the Board of Directors of said Corporation held on July 7th, 1995, at which meeting a quorum was present and acting throughout, the foregoing Guaranty was submitted to, and approved by, the Board of Directors of said Corporation, and that the officer that executed the Guaranty for and on behalf of the Corporation was so authorized by the Board of Directors of the Corporation.

         In witness whereof, I have hereunto set my hand this 7th day of July, 1995.

                              /s/ Robert A. Cassalia
                              ----------------------------------------
                              Robert A. Cassalia, Secretary

(CORPORATE SEAL)